UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2005

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Jacobs Engineering Group Inc.

Item 2.02 Results of Operations and Financial Condition

On April 25, 2005, the Registrant issued a press release announcing its earnings results for the quarter ended March 31, 2005, and certain other financial information. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

On page 4 of the press release the Company provides revenues by major component. Although total revenues by major component set forth in the press release are accurate, certain technical professional services revenue was inadvertently categorized as field services revenue for the three and six months ended March 31, 2004. The values for technical professional services for the three and six months ended March 31, 2004 should read $573,551 and $1,139,513, respectively and the values for field services for the three and six months ended March 31, 2004 should read $550,333 and $1,119,500, respectively.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibit is furnished as part of this Report pursuant to Item 2.02.

99.1	Press Release dated April 25, 2005 announcing the Company’s financial results for the quarter ended March 31, 2005 and the Company’s earnings guidance for the remainder of the fiscal year ending September 30, 2005.

The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. Furthermore, this Current Report on Form 8-K, including the exhibit, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Jacobs Engineering Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/S/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: April 26, 2005

Jacobs Engineering Group Inc.

Exhibit Index

99.1	Press Release dated April 25, 2005

Jacobs Engineering Group Inc.